Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investor Inquiries

Eric Sockol

TechTarget

781-657-1515

esockol@techtarget.com

TechTarget Reports Estimated Third Quarter 2009 Financial Results

Delays Earnings Release and Filing of 10-Q for Current Quarter

Needham, MA — November 9, 2009 — TechTarget, Inc. (NASDAQ: TTGT) announced today that it is delaying its earnings release, but is releasing estimated third quarter results, its prepared remarks regarding the current period ended September 30, 2009 and financial guidance for the fourth quarter of 2009. The Company recently identified an improper accounting practice relating to certain customer credits that were improperly eliminated as liabilities on the Company’s balance sheet.  The Company believes that the result of this practice was that expenses were understated (overstated) by approximately $353,000 in 2007, $426,000 in 2008 and ($15,000) in 2009.  As a result, TechTarget is delaying the filing of its Quarterly Report on Form 10-Q for the third quarter of 2009, and the Audit Committee of TechTarget’s Board of Directors is currently conducting an investigation into this matter. The Company currently believes that the improper accounting practice was limited to a single individual. The Company’s expectations concerning the nature and materiality of these or any other improper accounting activity that may be discovered in the course of its investigation are subject to change based on the final outcome of the investigation.

Estimated Third Quarter Results

Estimated revenues for the Q3 2009 are $23.3 million. Estimated online revenues are $18.5 million. Estimated Q3 2009 Non-GAAP gross profit margin is 73% and estimated Non-GAAP online gross profit margin is 75%. Q3 2009 estimated adjusted EBITDA is $5.3 million, which excludes any prior period adjustments associated with the investigation into the accounting matter described previously.

Estimated Q3 2009 GAAP gross profit margin is 72% and estimated GAAP online gross profit margin is 74%. Q3 2009 estimated net income per basic share is $0.00, excluding any prior period adjustments associated with the investigation into the accounting matter described previously.

Our balance sheet and financial position remain strong. As of September 30, 2009, our cash and investments totaled $78.6 million and our bank debt was $750,000.  As of September 30, 2009, our net cash, defined as cash and investments less bank debt, increased by $11.3 million compared to December 31, 2008.

It is important to note that the foregoing amounts are estimated results for the third quarter and may change as a result of the Company’s continued investigation of the improper accounting practice as described above, or otherwise as we complete our review of the third quarter of 2009 and any applicable prior periods. These results include certain Non-GAAP financial measures which we are providing as a complement to the estimated results provided in accordance with GAAP.  The Company defines “adjusted EBITDA” as earnings before interest, taxes, depreciation, and amortization, as further adjusted for stock-based compensation. “Non-GAAP gross profit margin” as gross profit less stock-based compensation as a percentage of total revenues.

Recent Company Highlights

•                  Launched SearchVirtualDataCentre.co.uk, our third direct web site in The United Kingdom. The editorial focus of SearchVirtualDataCentre.co.uk will include server virtualization, power conservation, green data center initiatives and data center management and automation. Charter advertisers include: Oracle, Citrix and F5 Networks.

•                  Launched the company’s first three direct websites in India. SearchCIO.in™, SearchDataCenter.in™ and SearchSecurity.in™. TechTarget has more than 750,000 registered members in India. Charter advertisers include Microsoft, Dell and HP.

•                  Hosted the 5th TechTarget Online ROI Summit for almost 300 customers and prospects in San Francisco. Multiple TechTarget customers presented including marketing executives from Dell, EMC, Dell, Cisco, Oracle, HP and Hitachi Data Systems.

•                  Finished the latest version of our proprietary research project with our partner Google on how IT professionals use the web to research new technologies and products. Highlights of the findings were made available at The TechTarget Online ROI Summit™. A road show and written report will be produced before the end of the year.

•                  Partnered with VMware for the third year in a row to run the “Best of VMworld Awards” at VMworld, which was held in San Francisco and attracted more than 12,000 attendees. There were more than 175 product entrants in 8 categories.

•                  NotebookReview.com™ , part of TechTarget’s TechnologyGuide® network of sites, was Named One of Media Business Magazine’s “10 Great Web Sites” in the category of Web 2.0/IT by Media Business magazine. NotebookReview.com is one of the web’s largest sites devoted entirely to laptop computers that helps buyers who are currently researching their next laptop purchase. Other sites recognized by Media Business include; The Wall Street Journal’s www.wsj.com, The Financial Times’ www.ft.com, and BusinessWeek’s http://www.businessweek.com.

Financial Guidance

In the fourth quarter of 2009, the Company expects total revenues to be within the range of $21.8 million to $22.8 million. The Company expects online revenue to be within the range of $19.0 million to $19.8 million and events revenue to be in the range of $2.8 to $3.0 million. The Company expects adjusted EBITDA to be within the range of $4.5 million to $5.3 million, excluding costs associated with the investigation into the accounting matter.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 pm (Eastern Time) today (November 9, 2009). Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of our website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing (888) 679-8034 (US callers) or 617-213-4847 (International callers) ten minutes prior to the call and referencing participant pass code 13347242 for both domestic and international callers.  Participants may pre-register for the call at: https://www.theconferencingservice.com/prereg/key.process?key=PU4MJHUUHPre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.  (Due to the length of the above URL, it may be necessary to copy and paste it into your Internet browser’s URL address field. You may also need to remove an extra space in the URL if one exists.)

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning November 9, 2009 at 8:00 p.m. ET through November 23, 2009 at 11:59 p.m. (ET). To listen to the replay, dial 888-286-8010 and use the pass code 24672076. International callers should dial 617-801-6888 and also use the pass code 24672076 to listen to the replay. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of adjusted EBITDA, Non-GAAP gross profit, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. The term “Non-GAAP gross profit “ refers to a financial measure which we define as gross profit less stock-based compensation. The term “Non-GAAP Gross Profit Margin” refers to a financial measure which we define as gross profit less stock-based

compensation as a percentage of total revenues.   The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact for the specific adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding.  These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, Non-GAAP gross profit, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, Non-GAAP gross profit, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as the principal financial metric in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Non-GAAP gross profit is useful to us and investors because it presents an additional measurement of our financial performance by excluding the impact of certain non-cash expenses not directly tied to the core operations of our business.  Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business.  Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget, a leading online technology media company, gives technology providers ROI-focused marketing programs to generate leads, shorten sales cycles, and grow revenues. With its network of more than 60 technology-specific websites and more than 7.5 million registered members, TechTarget is a primary Web destination for technology professionals researching products to purchase. The company is also a leading provider of independent, peer and vendor content, a leading distributor of white papers, and a leading producer of webcasts, podcasts, videos and virtual trade shows for the technology market. Its websites are complemented by numerous invitation-only events. TechTarget provides proven lead generation and branding programs to top advertisers including Cisco, Dell, EMC, HP, IBM, Intel, Microsoft, SAP and Symantec.

(C) 2009 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and SearchVirtualDataCentre.co.uk, SearchCIO.in™, SearchDataCenter.in™ and SearchSecurity.in™., are trademarks, of TechTarget. All other trademarks are the property of their respective owners.